UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure under Item 5.02 of this report with respect to the termination of Mr. Corriggio's employment agreement with the Company is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has announced that Michael N. Regan, 59, has been appointed Chief Financial Officer today to replace Anthony M. Corriggio. Mr. Regan has served as Senior Vice President, Finance and Planning for the Company since 1997, and served as interim CFO from 1998 to 1999. Prior to joining us, Mr. Regan was Vice President and Controller for Harrah’s Entertainment, Inc.

The terms of Mr. Regan's and Mr. Corriggio's employment agreements with the Company are described under the caption "Entry into New Executive Employment Agreements" in the Company's Current Report on Form 8-K dated July 31, 2006, and such description is incorporated by reference herein. A copy of the form of Executive Employment Agreement was filed as Exhibit 10.4 to that Form 8-K. Mr. Corriggio's employment agreement has been terminated (provided that certain provisions will survive in accordance with the terms thereof), and he will receive a cash payment of $953,778 in connection with such termination. Mr. Corriggio will also receive up to 18 months of health and welfare insurance benefits and up to $20,000 for outplacement services.

Additional information regarding these events is set forth in our press release dated November 6, 2006, a copy of which is filed as exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated November 6, 2006

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

November 6, 2006	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 6, 2006